Exhibit 99.1

FOR IMMEDIATE RELEASE

Green Plains Partners Reports Fourth Quarter and Full Year 2016 Financial Results

•	Net income of $16.4 million, or $0.50 per common unit

•	Quarterly cash distribution increased 1.0 cent to $0.43 per unit

•	Adjusted EBITDA of $19.0 million and distributable cash flow of $17.8 million, distribution coverage ratio of 1.27x

OMAHA, Neb., Feb. 8, 2017 (GLOBE NEWSWIRE) – Green Plains Partners LP (NASDAQ:GPP) today announced financial and operating results for the fourth quarter of 2016. Fourth quarter 2016 net income was $16.4 million, or $0.50 per common unit. The partnership reported adjusted EBITDA of $19.0 million and distributable cash flow of $17.8 million, indicating a 1.27x coverage ratio of the fourth quarter distribution.

“The partnership delivered its first full calendar year of solid growth due in part to the strategic acquisitions and expansion of production capacity by Green Plains Inc.,” said Todd Becker, president and chief executive officer of Green Plains Partners. “The resulting drop-down acquisitions increased the partnership’s throughput volumes and cash flow, enabling us to raise our cash distributions while maintaining a strong coverage ratio and balance sheet.

“We believe the partnership is poised for continued growth in 2017 and look forward to acquisition opportunities that further expand our downstream distribution business,” Becker added.

Full Year Highlights

•	On Jan. 1, 2016, the partnership acquired ethanol storage and leased railcar assets located in Hereford, Texas and Hopewell, Va. from Green Plains for $62.3 million and amended the minimum commitment volumes under the related commercial agreements with Green Plains Trade.

•	On June 14, 2016, Green Plains Inc. and Jefferson Gulf Coast Energy Partners, a subsidiary of Fortress Transportation and Infrastructure Investors LLC, announced the formation of a 50/50 joint venture to construct and operate an intermodal export and import fuels terminal at Jefferson’s existing Beaumont, Texas terminal. Green Plains will offer its interest in the joint venture to the partnership once commercial development is complete, which is expected during the second half of 2017.

•	On Sept. 23, 2016, the partnership acquired ethanol storage assets located in Madison, Ill.; Mount Vernon, Ind. and York, Neb. for $90.0 million and amended its storage and throughput agreement with Green Plains Trade, increasing the minimum commitment volumes to 296.6 million gallons per calendar quarter.

•	On Jan. 23, 2017, the board of directors of the partnership’s general partner declared a quarterly cash distribution of $0.43 per unit, or approximately $14.0 million, for the fourth quarter ended Dec. 31, 2016. Distributions were increased 6.8% year over year. The fourth quarter distribution will be paid on Feb. 14, 2017, to unitholders of record at the close of business on Feb. 3, 2017.

Results of Operations

Consolidated revenues increased $5.6 million for the three months ended Dec. 31, 2016, compared with the same period last year. Revenues generated from the partnership’s storage and throughput agreement with Green Plains Trade increased $4.5 million due to higher throughput volumes as a result of ethanol storage assets acquired in January and September of 2016. Revenues generated from the partnership’s rail transportation services agreement with Green Plains Trade increased $0.9 million due to higher railcar volumetric capacity provided by the partnership to transport incremental production volumes.

Operations and maintenance expenses increased $0.7 million for the three months ended Dec. 31, 2016, compared with the same period for 2015 primarily due to higher railcar lease, and repairs and maintenance expenses. General and administrative expenses decreased $0.7 million for the three months ended Dec. 31, 2016, compared with the same period for 2015 due to transaction costs related to the acquisition of ethanol storage assets and administrative costs incurred as a publicly traded entity during the fourth quarter of 2015.

Consolidated revenues generated by the partnership for the year ended Dec. 31, 2016, were $103.8 million. Net income for the year ended Dec. 31, 2016, was $56.8 million, or $1.75 per common unit. There were no revenues related to the ethanol storage and railcar assets for periods prior to July 1, 2015, when the commercial agreements between the partnership and Green Plains Trade became effective; therefore, the financial results for the year ended Dec. 31, 2015, are not comparable.

GREEN PLAINS PARTNERS LP

SELECTED OPERATING DATA

(unaudited, in million gallons)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2016	2015	% Var.	2016	2015	% Var.
Product volumes
Storage and throughput services(1)(2)	334.2	248.8	34.3%	1,147.6	464.4	—%
Terminal services:
Affiliate	25.0	25.4	(1.6)	114.6	107.4	6.7
Non-affiliate	52.4	51.7	1.4	193.5	214.2	(9.7)

	77.4	77.1	0.4	308.1	321.6	(4.2)
Railcar capacity billed (daily average)(1)(2)	87.5	63.6	37.6	79.2	64.0	—

(1)	Results for the twelve months ended Dec. 31, 2015, include data since July 1, 2015, when related commercial agreements became effective.
(2)	Percentage variance for the twelve months ended Dec. 31, 2015, not considered meaningful.

Liquidity and Capital Resources

Total liquidity as of Dec. 31, 2016, was $26.6 million, including $0.6 million in cash and cash equivalents, and $26.0 million available under the partnership’s revolving credit facility. The balance outstanding on the partnership’s revolving credit facility was $129.0 million as of Dec. 31, 2016.

Conference Call Information

On Feb. 9, 2017, Green Plains Partners LP and Green Plains Inc. will host a joint conference call at 11 a.m. Eastern time (10 a.m. Central time) to discuss fourth quarter 2016 financial and operating results for each company. Domestic and international participants can access the conference call by dialing 888.778.9065 and 913.312.0719, respectively. Participants are advised to call at least 10 minutes prior to the start time. Alternatively, the conference call and presentation can be accessed on Green Plains Partners’ website at http://ir.greenplainspartners.com. A transcript of the conference call will also be made available on the partnership’s website as soon as practicable.

Non-GAAP Financial Measures

Adjusted EBITDA and distributable cash flow are supplemental financial measures used to assess the partnership’s financial performance. Management believes adjusted EBITDA and distributable cash flow provide investors useful information in assessing the partnership’s financial condition and results of operations. Adjusted EBITDA is defined as earnings before interest expense, income tax expense, depreciation and amortization, plus adjustments for transaction costs related to acquisitions or financing transactions, minimum volume commitment deficiency payments, unit-based compensation expense and net gains or losses on asset sales. Distributable cash flow is defined as adjusted EBITDA less interest paid or payable, income taxes paid or payable and maintenance capital expenditures. Adjusted EBITDA and distributable cash flow are not presented in accordance with generally accepted accounting principles (GAAP) and therefore should not be considered in isolation or as alternatives to net income or any other measure of financial performance presented in accordance with GAAP to analyze the partnership’s results.

Comparability Related to Prior Periods

The financial results for the year ended Dec. 31, 2015, reflect the results of the MLP predecessor prior to the initial public offering (IPO) on July 1, 2015, and the results of the partnership for the period subsequent to the IPO through Dec. 31, 2015. The financial results of the MLP predecessor include the results of BlendStar, the partnership’s predecessor for accounting purposes, and the assets, liabilities and results of operations of certain ethanol storage and railcar assets contributed by Green Plains in a transfer between entities under common control in connection with the IPO.

About Green Plains Partners LP

Green Plains Partners LP (NASDAQ:GPP) is a fee-based Delaware limited partnership formed by Green Plains Inc. to provide fuel storage and transportation services by owning, operating, developing and acquiring ethanol and fuel storage tanks, terminals, transportation assets and other related assets and businesses. For more information about Green Plains Partners, visit www.greenplainspartners.com.

About Green Plains Inc.

Green Plains Inc. (NASDAQ:GPRE) is a diversified commodity-processing business with operations related to ethanol, distillers grains and corn oil production; grain handling and storage; a cattle feedlot; and commodity marketing and distribution services. The company is the second largest consolidated owner of ethanol production facilities in the world, with 17 dry mill plants, producing nearly 1.5 billion gallons of ethanol at full capacity. Green Plains, through its wholly owned subsidiary Fleischmann’s Vinegar Company, provides specialized ingredient solutions for leading food and feed manufacturers. Green Plains owns a 62.5% limited partner interest and a 2.0% general partner interest in Green Plains Partners. For more information about Green Plains, visit www.gpreinc.com.

Forward-Looking Statements

This news release may include forward-looking statements within the meaning of the federal securities laws. Statements that do not relate strictly to historical or current facts are forward-looking. These statements contain words such as “possible,” “if,” “will” and “expect” and involve risks and uncertainties including, among others, that Green Plains Partners’ business plans may change as circumstances warrant because of general market conditions or other factors. Such statements are based on current expectations, forecasts and projections, including but not limited to, anticipated financial and operating results, plans, objectives, expectations and intentions that are not historical in nature. Specifically, the partnership may experience significant fluctuations in future operating results due to a number of economic conditions, including those discussed in Green Plains Partners’ reports that are filed with the SEC. When considering these forward-looking statements, investors should keep in mind these risk factors and other cautionary statements in Green Plains Partners’ SEC filings. Forward-looking statements may not be accurate indicators of future performance or results and should not be considered a guarantee of future performance or results. Green Plains Partners undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after this news release. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release.

Consolidated Financial Results

GREEN PLAINS PARTNERS LP

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	December 31,	December 31,
	2016	2015(1)
ASSETS
Current assets
Cash and cash equivalents	$622	$16,385
Accounts receivable, including from affiliates	20,290	14,913
Other current assets	1,363	2,621

Total current assets	22,275	33,919
Property and equipment, net	51,022	41,862
Other assets	20,479	19,996

Total assets	$93,776	$95,777

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Accounts payable, including to affiliates	$6,201	$6,128
Other current liabilities	11,102	7,475

Total current liabilities	17,303	13,603
Long-term debt	136,927	7,879
Other liabilities	3,712	2,485

Total liabilities	157,942	23,967
Partners’ capital	(64,166)	71,810

Total liabilities and partners’ capital	$93,776	$95,777

(1)	Recast to include historical balances of assets acquired in a transfer between entities under common control.

GREEN PLAINS PARTNERS LP

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands except per unit amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2016	2015(1)	% Var.	2016	2015(1)	% Var.(2)
Revenues
Affiliate	$26,025	$20,654	26.0%	$95,470	$42,549	—%
Non-affiliate	2,260	2,032	11.2	8,302	8,388	—

Total revenues	28,285	22,686	24.7	103,772	50,937	—

Operating expenses
Operations and maintenance	8,498	7,750	9.7	34,211	29,601	—
General and administrative	768	1,484	(48.2)	4,423	3,114	—
Depreciation and amortization	1,427	1,474	(3.2)	5,647	5,828	—

Total operating expenses	10,693	10,708	(0.1)	44,281	38,543	—

Operating income	17,592	11,978	46.9	59,491	12,394	—

Other income (expense)
Interest income	20	23	(13.0)	83	86	—
Interest expense	(1,250)	(154)	711.7	(2,545)	(381)	—

Total other expense	(1,230)	(131)	838.9	(2,462)	(295)	—

Income before income taxes	16,362	11,847	38.1	57,029	12,099	—
Income tax (expense) benefit	80	10	—	(224)	4,009	—

Net income	16,442	11,857	38.7	56,805	16,108	—
Net loss attributable to MLP predecessor	—	—	—	—	(6,628)	—
Net loss attributable to sponsor	—	(273)	—	—	(273)	—

Net income attributable to the partnership	$16,442	$12,130	35.5%	$56,805	$23,009	—%

Net income attributable to partners’ ownership interest
General partner	$329	$242	36.0%	$1,136	$460	—%
Limited partners – common unitholders	8,062	5,946	35.6	27,848	11,278	—
Limited partners – subordinated unitholders	8,051	5,942	35.5	27,821	11,271	—
Earnings per limited partner unit (basic and diluted):
Common units	$0.50	$0.37	32.8%	$1.75	$0.71	—%

Subordinated units	$0.50	$0.37	32.8%	$1.75	$0.71	—%

Weighted average units outstanding (basic and diluted):
Common units	15,910	15,899		15,904	15,897

Subordinated units	15,890	15,890		15,890	15,890

Supplemental Revenues Data:
Storage and throughput services	$16,873	$12,330	36.8%	$57,827	$23,125	—%
Terminal services	3,061	2,865	6.8	11,954	12,006	—
Railcar capacity	7,732	6,831	13.2	31,295	13,818	—
Other	619	660	(6.2)	2,696	1,988	—

Total revenues	$28,285	$22,686	24.7%	$103,772	$50,937	—%

(1)	Recast to include historical results of operations related to net assets acquired in a transfer between entities under common control.
(2)	Percentage variance not considered meaningful.

GREEN PLAINS PARTNERS LP

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(unaudited, in thousands)

	Twelve Months Ended December 31,
	2016	2015(1)
Cash flows from operating activities:
Net income	$56,805	$16,108
Noncash operating adjustments:
Depreciation and amortization	5,647	5,828
Deferred income taxes	(2)	(4,076)
Other	1,068	422
Net change in working capital	(1,323)	(2,549)

Net cash provided by operating activities	62,195	15,733

Cash flows from investing activities:
Purchases of property and equipment	(537)	(1,497)
Acquisition of assets from sponsor	(62,312)	—
Acquisition of assets	(90,000)	—
Other	—	19

Net cash used by investing activities	(152,849)	(1,478)

Cash flows from financing activities:
Proceeds from initial public offering, net	—	157,452
Payments of distributions	(53,125)	(168,275)
Net proceeds – revolving credit facility	129,000	—
Other	(984)	7,248

Net cash provided (used) by financing activities	74,891	(3,575)

Net change in cash and cash equivalents	(15,763)	10,680
Cash and cash equivalents, beginning of period	16,385	5,705

Cash and cash equivalents, end of period	$622	$16,385

(1)	Recast to include historical cash flow activity related to net assets acquired in a transfer between entities under common control.

GREEN PLAINS PARTNERS LP

RECONCILIATIONS TO NON-GAAP FINANCIAL MEASURES

(unaudited, dollars in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015(1)	2016	2015(1)
Net income	$16,442	$11,857	$56,805	$16,108
Interest expense	1,250	154	2,545	381
Income tax expense (benefit)	(80)	(10)	224	(4,009)
Depreciation and amortization	1,427	1,474	5,647	5,828
Transaction costs	(135)	507	351	907
Unit-based compensation expense	61	43	143	67

Adjusted EBITDA	18,965	14,025	65,715	19,282
Adjusted EBITDA attributable to the MLP Predecessor	—	—	—	(7,852)
Adjusted EBITDA attributable to sponsor	—	(232)	—	(232)

Adjusted EBITDA attributable to the partnership	18,965	14,257	65,715	27,366
Less:
Interest paid or payable	1,250	154	2,545	381
Income taxes paid or payable	(82)	67	226	67
Maintenance capital expenditures	13	40	265	148

Distributable cash flow(2)	17,784	13,996	62,679	26,770
Distributable cash flow attributable to the MLP Predecessor	—	—	—	(54)

Distributable cash flow attributable to the partnership	$17,784	$13,996	$62,679	$26,824

Distributions declared(3)	$13,953	$12,975	$54,022	$26,032

Coverage ratio	1.27x	1.08x	1.16x	1.03x

(1)	Recast to include historical results of operations related to net assets acquired in a transfer between entities under common control.
(2)	Distributable cash flow is for periods after July 1, 2015.
(3)	Represents distributions declared for the applicable period and paid in the subsequent quarter.

Contact: Jim Stark | Vice President, Investor & Media Relations  |  402.884.8700  |  jim.stark@gpreinc.com

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